EXHIBIT 32.1

Certification by the Principal Executive Officer Pursuant to

18 U.S.C. Section 1350,

as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I, Angela Collette, certify pursuant to 18 U. S. C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the Annual Report on Form 10-K of UBL Interactive, Inc. (the “Company”) for the years ended September 30, 2017, 2016 and 2015 respectively (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 27, 2018	/s/ Angela Collette
Angela Collette, Receiver
Chief and Principal Executive Officer

A signed original copy of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.